AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of June 23, 1999, by and among: IMAGINON, Inc., a Delaware corporation ("Parent"); IMAGINON DIGITAL PRODUCTIONS, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); IMAGINE DIGITAL PRODUCTIONS I, INC., a Colorado corporation (the "Company"); Steven H. Chanin ("Mr. Chanin"); and the parties identified on Exhibit A (the "Designated Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.
                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub in accordance with this Agreement, the Delaware General Corporation Law and the Colorado Business Corporations Act (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will, by operation of law, succeed to the Company's assets and Merger Sub will remain a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company. Parent, acting as the sole stockholder of Merger Sub, has approved the merger of Merger Sub with and into the Company.

         D. The Designated Shareholders own a total of 719.63 shares of Preferred Stock (with no par value) of the Company ("Company Preferred Stock") and 660.37 shares of the Common Stock (with no par value) of the Company ("Company Common Stock").

         E. The Company owns all of the membership interests of Imagine Digital Productions, LLC ("IDP").
                                    AGREEMENT

         The parties to this Agreement agree as follows:

1.       Description of Transaction

         1.1 MERGER OF THE COMPANY INTO MERGER SUB. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. The Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

         1.3 CLOSING; EFFECTIVE TIME. The closing of the Merger (the "Closing") shall be deemed to have been held on June 23, 1999 ("Closing Date") at the offices of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Suite 300, Denver, Colorado 80202. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the relevant provisions of the Delaware General Corporation Law shall be filed with the Delaware Secretary of State and a properly executed certificate of merger conforming to the relevant provisions of the Colorado Business Corporation Act shall be filed with the Colorado Secretary of State. The Merger shall become effective at the time such certificates of merger are filed with the Delaware Secretary of State and the Colorado Secretary of State (the "Effective Time").

1.4 BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

         (a) the Certificate of Incorporation of the Merger Sub, as in effect at the Effective Time, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation;

         (b) the Bylaws of the Merger Sub, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation; and

         (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

1.5      CONVERSION OF SHARES AND MERGER CONSIDERATION.

         (a) Subject to Section 1.7(c), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

              (i) 242 shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 107.439 shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock") for each share of such Company Preferred Stock upon surrender of the certificate formerly representing such Company Preferred Stock in accordance with this Agreement;

              (ii) 477.63 shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $500 of the Cash Consideration (as defined below) payable in installments as set forth in Section 1.5(d) for each such share of Company Preferred Stock upon surrender of the certificate formerly representing such Company Preferred Stock in accordance with this Agreement;

              (iii) each share of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive, on a pro rata basis, (A) the Cash Consideration remaining after the conversion set forth in Section 1.5(a)(ii) payable in installments as set forth in Section 1.5(d), (B) 161,000 shares of Parent Common Stock [(305,000 - (26,000 shares under Section 1.5(a)(i) above + 37,000 shares for World Capital Funding LLC + 2,000 Richard Gardella)) and (C) the Escrow Shares (as defined in Section 1.5(b)) when and if payable pursuant to Section 1.5(c), upon surrender of the certificate formerly representing such Company Common Stock and Company Preferred Stock in accordance with this Agreement.

"Cash  Consideration"  shall mean $325,000,  reduced by the amounts set forth in
Section 7.7 payable by certified  check in two  installments  in accordance with
Section 1.5(d) below.

              (iv) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by means of any stock split, combination, exchange of shares, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the number of shares referred to in Sections 1.5(a) shall be appropriately adjusted to reflect such stock split, combination, exchange of shares, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction.

         (b) At the Closing, 105,000 shares of Parent Common Stock (the "Escrow Shares") shall be deposited with the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with and subject to the terms and conditions of the Escrow Agreement. Such Escrow Shares shall be issued and outstanding in the name of the Designated Shareholders with all rights thereto, including without limitation, the right to vote and receive dividends.

         (c) The Designated Shareholders shall be entitled to receive the number of Escrow Shares, if any, determined pursuant to this Section 1.5(c). On or before July 31, 2000:

              (i) Parent shall determine the operating profit of the Surviving Corporation for the period ended July 1, 2000. The Designated Shareholders collectively shall be entitled to the total number of Escrow Shares, if any, held pursuant to the Escrow Agreement by the Escrow Agent and calculated in accordance with the following schedule (or any linear interpolation between the percentages set forth therein):

     Percentage of operating profit
     set forth on Exhibit K achieved              Escrow Shares to be delivered
     -------------------------------              -----------------------------
           0                                                  Nil
           50                                                 26,250
           75                                                 39,375
           100                                                52,500
           125                                                65,625
           150                                                78,750
           200 or more                                        105,000

              (ii) In respect of each share of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time, a number of Escrow Shares equal to the quotient of the division of the number in the column headed "Escrow Shares" to be distributed to the Designated Shareholder by 1,380 shall be issued, provided that ten percent of the aggregate Escrow Shares to be distributed to the Designated Shareholders shall be delivered to World Capital Funding, L.L.C. In the event of a dispute as to the entitlement of the Designated Shareholders to the number of Escrow Shares determined by Parent pursuant to Section 1.5(c)(i), the Designated Shareholders shall notify Parent to that effect (the "Objection Notice"). Parent shall, upon receipt of the Objection Notice, prepare and will cause Gelfond Hochstadt Pangburn & Co. Parent's certified public accountants, to audit consolidated financial statements ("Closing Financial Statements") of the Company as of July 1, 2000 and for the period from the date of Closing through July 1, 2000 in accordance with GAAP. Parent shall deliver the Closing Financial Statements to the Designated Shareholders within ninety days of receipt of the Objection Notice. If within thirty days following delivery of the Closing Financial Statements, the Designated Shareholders have not given Parent notice of their objection to the Closing Financial Statements (such notice must contain a statement of the basis of the Designated Shareholders' objection), then the net revenue reflected in the Closing Financial Statements will be used in computing the number of Escrow Shares pursuant to Section 1.5(c)(i). If the Designated Shareholders give such notice of objection, then the issues in dispute shall be submitted to Seff & Friednash, P.C, certified public accountants (the "Accountants"), for resolution. If the issues in dispute are submitted to the Accountants for resolution, (I) each party shall furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and shall be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (II) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, shall be binding and conclusive on the parties; and (III) Parent and the Designated Shareholders shall each bear 50% of the fees of the Accountants for such determination. Parent may require a cash payment equal to such 50% owed by the Designated Shareholder before releasing any Escrow Shares.

              (iii) Upon a final determination under this Section 1.5(c), Parent shall issue a formal written notice to the Escrow Agent directing the transfer of Parent Common Stock, if applicable, to the Designated Shareholders, and the transfer of the remaining, if any, Escrow Shares to Parent, pursuant to and in accordance with the terms of the Escrow Agreement. Each Designated Shareholder shall provide an executed stock power in blank to enable the transfer out of escrow of Escrow Shares to the Designated Stockholder and/or Parent.

         (d) At Closing, upon delivery of the Company Preferred Stock and the Company Common Stock (the "Company Shares") to the Escrow Agent, the Parent shall deliver the first installment of the Cash Consideration to the Designated Shareholders. The aggregate amount of the first installment shall be $125,000 less Section 7.7 payments, payable in the amounts shown in the second column of Exhibit A, respectively. The second installment of the Cash Consideration shall be paid on October 1, 1999. The aggregate amount of the second installment shall be $200,000, payable in the amounts shown in the third column of Exhibit A, respectively.

         1.6 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7      EXCHANGE OF CERTIFICATES.

         (a) At the Closing, the Designated Shareholders shall deliver to Parent the Company Shares and Parent shall deposit the Escrow Shares with the Escrow Agent and shall deliver certificates representing shares of Parent Common Stock to the Designated Shareholders as required by Sections 1.5(a)(i) and (iii)(B), registered in the names of the Designated Shareholders and in the amounts provided in the fourth column of Exhibit A.

         (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions).

         (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares' any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

         (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. Parent and Merger Sub will treat the Merger as such a reorganization and shall report it as such in their respective federal and state tax returns consistent with such position. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

         1.9 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

         1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES, MR. CHANIN AND THE DESIGNATED SHAREHOLDERS.

         The Company, IDP, Mr. Chanin and the Designated Shareholders severally represent and warrant, to and for the benefit of the Indemnitees, as follows, provided that any reference to the knowledge of the Company, IDP and the Designated Shareholders and similar phrases shall mean that neither the Company, IDP, nor the Designated Shareholders, nor Mr. Chanin, have any actual knowledge, implied knowledge, or belief that the statement made is incorrect and "implied knowledge" means all information available in the books, records and files of the Company and IDP.

       2.1   DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

         (a) The Company is a corporation and IDP is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of the State of Colorado and have all necessary power and authority: (i) to conduct their respective businesses in the manner in which they are currently being conducted; (ii) to own and use their respective assets in the manner in which such assets are currently owned and used; and (iii) to perform their respective obligations under all Company Contracts.

         (b) Except as set forth in Part 2.1 of the Disclosure Schedule, neither the Company nor IDP have conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Imagine Digital Productions I, Inc." and "Imagine Digital Productions, LLC."

         (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

         (d) IDP is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on IDP. IDP is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

         (e) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

         (f) Part 2.1 of the Disclosure Schedule accurately sets forth the name of IDP's manager.

         (g)The Company does not own any controlling interest in any Entity other than IDP and, except for IDP and the equity interests identified in Part
2.1 of the Disclosure Schedule, the Company and IDP have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company and IDP have not agreed and are not obligated to make any future investment in or capital contribution to any Entity. The Company and IDP have not guaranteed and are not responsible or liable for any obligation of any of the Entities in which they own or have owned any equity interest.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; OTHER FORMATION DOCUMENTS; RECORDS. The Company has delivered to Parent accurate and complete copies of:

(1) the articles of incorporation and bylaws of the Company, including all amendments thereto; (2) the articles of organization of IDP, including all amendments thereto; (3) the stock records of the Company; and (4) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the members of IDP and the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders or members, as appropriate, of the Company or IDP, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of: (1) the Company's articles of incorporation or bylaws; or (2) IDP's articles of organization which violation would result in a Material Adverse Effect, and the Company and IDP have not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders or IDP's members, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of Company and IDP are, to the extent they exist, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

2.3      CAPITALIZATION, ETC.

         (a) The authorized capital stock of the Company consists of:

10,000 shares of Common Stock (with no par value), of which 660.37 shares have been issued and are outstanding as of the date of this Agreement and 1,000 shares of Preferred Stock (with no par value), of which 719.63 shares have been issued and are outstanding as of the date of this Agreement; and all of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part
2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

         (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or
(iv) to the best knowledge of the Company and the Designated Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (c) To the best knowledge of the Company, all outstanding shares of Company Common Stock and Company Preferred Stock, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of Colorado Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

         (e) Part 2.3 of the Disclosure Schedule sets forth complete and accurate details of all outstanding membership interests in IDP. All of the membership interests in IDP have been duly authorized and validly issued, are fully paid and nonassessable, and are free of Encumbrances. There is no outstanding option warrant or other right entitling any person to acquire a membership interest in IDP.

         2.4 FINANCIAL STATEMENTS.

         (a) The Company and IDP have delivered to Parent the following financial statements and notes (the statements set forth in 2.4(a)(i) and (ii) collectively, the "Company Financial Statements"):

              (i) The unaudited balance sheets of IDP as of December 31, 1998 and 1997, and the related unaudited income statements and statements of shareholders' equity for the years then ended;

              (ii) the unaudited balance sheet of IDP as of March 31, 1999 (the "Latest Balance Sheet"), and the related unaudited income statement of IDP for the three months then ended; and

              (iii) the unreviewed operating profits projections for the 12 month period commencing May 1, 1999 set forth as Exhibit K, but no representation is made as to the accuracy of such projections. Parent and Merger Sub acknowledge projections by their nature are uncertain.

         (b) The Company Financial Statements are complete in all material respects and present fairly the financial position of IDP as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Acquired

Companies for the periods covered thereby. The Company Financial Statements have been prepared on a consistent basis throughout the periods covered.

              2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1999:

         (a) there has not been any material adverse change in the Company's or IDP's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, IDP and the Designated Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company or IDP;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company or IDP assets (whether or not covered by insurance);

         (c) the Company and IDP have not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) the Company and IDP have not sold, issued or authorized the issuance of (i) any capital stock or other security (except as set forth in Section 2.3(a)), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) the Company and IDP have not amended or waived any of their rights under, or permitted the acceleration of vesting under, (i) any provision of any agreement evidencing any outstanding Company Option, or (ii) any restricted stock purchase agreement;

         (f) other than the transactions contemplated by this Agreement, the Company and IDP have not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) the Company and IDP have not formed any subsidiary or acquired any equity interest or other interest in any other Entity other than the Company's interest in IDP;

         (h) the Company and IDP have not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company or IDP since March 31, 1999, exceeds $25,000;

         (i) the Company and IDP have not (i) entered into or permitted any of the assets owned or used by them to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

         (j) the Company and IDP have not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or

(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's or IDP's past practices;

         (k) the Company and IDP have not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $3,000;

         (l) the Company and IDP have not made any pledge of any of their assets or otherwise permitted any of their assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's or IDP's past practices;

         (m) the Company and IDP have not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (n) the Company and IDP have not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

         (o) the Company and IDP have not changed any of their methods of accounting or accounting practices in any respect;

         (p) the Company and IDP have not commenced or settled any Legal Proceeding;

         (q) other than the acquisition of IDP by the Company, neither the Company nor IDP have entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with their respective past practices; and

         (r) the Company and IDP have not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

2.6      TITLE TO ASSETS.

         (a) Each of the Company and IDP owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Latest Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's or IDP's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's and IDP's books and records as being owned by such Company or IDP. Except as set forth in Part
2.6 of the Disclosure Schedule, all of said assets are owned by the Company and IDP and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or IDP.

         (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and IDP and that are being leased or licensed to the Company and IDP.

         2.7 BANK ACCOUNTS; RECEIVABLES.

         (a)  Part  2.7(a)  of  the  Disclosure   Schedule   provides   accurate
information with respect to each account maintained by or for the benefit of the Company and IDP at any bank or other financial institution.

         (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and IDP as of December 31, 1998. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company and IDP (including those accounts receivable reflected on the Latest Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of IDP arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and have no reason to believe they will not be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate).

         2.8 EQUIPMENT; LEASEHOLD.

         (a) All material items of equipment and other tangible assets owned by or leased to the Company and IDP are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's or IDP's business in the manner in which such business is currently being conducted.

         (b) The Company and IDP do not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

         2.9 PROPRIETARY ASSETS.

         (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company or IDP. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company or IDP by any Person (except for any Proprietary Asset that is licensed to the Company or IDP under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company or IDP. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company and IDP have good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and to the best knowledge of the Company and the Designated Shareholders, has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company and IDP are not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company and IDP have not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

         (b) The Company and IDP have taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company and IDP have not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person other than Richard Gardella or IDP employees, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or
(ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

         (c) To the best knowledge of the Company, IDP and the Designated Shareholders, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, IDP and the Designated Shareholders, the Company and IDP are not infringing, misappropriating or making any unlawful use of, and the Company and IDP have not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, IDP and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

         (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company or IDP to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company or IDP, and, to the best knowledge of the Company, IDP and the Designated Shareholders, there is no basis for any such claim.

         (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company and IDP to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company and IDP have not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company and IDP have not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         (f) To the best knowledge of IDP, with respect to (i) all Software currently marketed, sold, distributed, out-licensed, maintained, or under development by IDP and (ii) all Software previously marketed, sold, distributed, out-licensed or maintained by IDP for which IDP still has any Obligation of any nature (whether pursuant to a specific warranty or otherwise) relating to Year 2000 compliance (collectively, "IDP Software Products"), when run in the Intended Environment (as defined below), each component of the IDP Software Products that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses dates or date-related data is Year 2000 Compliant (as defined below); provided that no IDP Software Product shall be considered not Year 2000 Compliant to the extent that any problem or failure regarding dates or date data is caused by a problem or compliance failure in any operating system, third-party software or hardware. For purposes of this Agreement, (i) "Year 2000 Compliant" means that a Software program (or component thereof) will accurately create, accept, display, store, retrieve, access, recognize, distinguish, compare, sort, manipulate, process, calculate, convert or otherwise use dates or date- related data without any operating defects, loss of functionality or degradation in performance or volume capacity using dates in the twentieth and twenty-first centuries, and will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century, or the transition from the twentieth century through the year 2000 and into the twenty-first century, and
(ii) "Intended Environment" means any of the operating systems specified or identified in (A) Part 2.9(g) of the Disclosure Schedule, when such operating system is run in a hardware environment that meets the recommended specifications of the manufacturer of such operating system (B) any applicable product specification published or otherwise made available by the IDP, or (C) with respect to a particular customer, the applicable Contract with such customer.

         2.10 CONTRACTS.

         (a) Part 2.10 of the Disclosure Schedule identifies:

              (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

              (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

              (iii) each Company Contract imposing any restriction on the Company's or IDP's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) develop or distribute any technology;

              (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

              (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company or IDP;

              (vii)  each  Company  Contract   involving  or  incorporating  any
guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

              (viii)each   Company   Contract   creating   or  relating  to  any
partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

              (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

              (xi) any other Company Contract that was entered into outside the ordinary course of business;

              (xii) any other Company Contract outside the ordinary course of business that has a term of more than 60 days and that may not be terminated by the Company and/or IDP (without penalty) within 60 days after the delivery of a termination notice by the Company and/or IDP; and

              (xiii) any other Company  Contract that  contemplates  or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

         (b) The Company and IDP have delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the obligations of the Company and IDP under Material Contracts, outside the ordinary course of business, that are not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best knowledge of the Company, IDP and the Designated Shareholders, is enforceable by IDP in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; other than that certain Lease Agreement between AT&T Capital Leasing Services, Inc. and Aspen Brickworks, which has been assumed by IDP without the consent of AT&T Capital Leasing Services, Inc. details of which are set forth in Part 2.10 of the Disclosure Schedule.

         (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

              (i) the Company and IDP have not materially violated or materially breached, or committed any material default under, any Company Contract, and, to the best knowledge of the Company, IDP and the Designated Shareholders, no other Person has materially violated or materially breached, or committed any material default under, any Company Contract;

              (ii) to the best knowledge of the Company, IDP and the Designated Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any material Company Contract,
(C) give any Person the right to accelerate the maturity or performance of any material Company Contract, or (D) give any Person the right to cancel, terminate or modify any material Company Contract;

              (iii) the Company and/or IDP have not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that has not been waived or corrected and is continuing; and

              (iv) the Acquired Company has not waived any of its material rights under any Material Contract.

         (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company or IDP under any Material Contract or any other material term or provision of any Material Contract.

         (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company and IDP to conduct their business in the manner in which its business is currently being conducted.

         2.11 LIABILITIES. The Company and IDP have no accrued, contingent or other liabilities of any nature, either matured or unmatured (which are not required to be reflected in financial statements and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Latest Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company and IDP since March 31, 1999 in the ordinary course of business and consistent with the Company's and IDP's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. To the best knowledge of the Company and IDP, the Company and IDP are, and have been at all times since October 1, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Company. Neither the Company nor IDP have received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company and IDP, and the Company and IDP have delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company and IDP to conduct its business in the manner in which its business is currently being conducted, except where the failure to hold a Governmental Authorization has not had and will not have a Material Adverse Effect on the Company and IDP. The Company and IDP are, and at all times since October 1, 1997 have been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule, except where the failure to so comply has not had and will not have a Material Adverse Effect on the Company or IDP. Since October 1, 1997, the Company and IDP have not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 TAX MATTERS.

         (a) All Tax Returns required to be filed by or on behalf of the Company or IDP with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company and IDP have delivered to Parent accurate and complete copies of all Company Returns filed since October 1, 1997 which have been requested by Parent.


         (b)The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Company Financial Statements have been prepared on a consistent basis throughout the periods covered.

         (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company and IDP have delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company and IDP have access) relating to the Company Returns. Except as set forth in

Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company, IDP or any other Person), and no such extension or waiver has been requested from the Company or IDP.

         (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company or IDP in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or IDP with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or IDP and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company or IDP except liens for current Taxes not yet due and payable. The Company nor IDP have entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company and IDP have not been, and the Company and IDP will not be, required to include any adjustment in taxable income greater than $25,000 for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company or IDP that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. The Company and/or IDP are not, and have never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.15(a) of the Disclosure Schedule identifies each deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company or IDP for the benefit of any employee of IDP ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate..

         (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company and IDP do not maintain, sponsor or contribute to, and, to the best knowledge of the Company, IDP and the Designated Shareholders, have not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

         (c) The Company and IDP maintain, sponsor or contribute only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part

2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

         (d) With  respect to each Plan,  the Company and IDP have  delivered to
Parent:

              (i) an accurate and complete copy of such Plan (including all amendments thereto);

              (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

              (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

              (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

              (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

              (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

         (e) The Company and IDP are not required to be, and, to the best knowledge of the Company, IDP and the Designated Shareholders, have never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither the Company nor IDP have ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best knowledge of the Company, IDP and the Designated Shareholders, the Company and IDP have never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

         (f) Neither the Company nor IDP have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

         (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim

Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

         (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

         (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and none of the Company, IDP or any of the Designated Shareholders is aware of any reason why any such determination letter should be revoked.

         (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company or IDP (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company and IDP as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither the Company nor IDP is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's and IDP's employees, to the extent either has employees, are "at will" employees.

         (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

         (n) To the best knowledge of the Company and IDP, the Company and IDP are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company or IDP.

         (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company and IDP have good labor relations, and none of the Company, IDP or Designated Shareholders have any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's or IDP's labor relations, or
(ii) any of the Company's or IDP's employees intends to terminate his or her employment with the Company or IDP.

         2.16 ENVIRONMENTAL MATTERS. The Company and IDP are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company and IDP of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor IDP have received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company or IDP are not in compliance with any Environmental Law, and, to the knowledge of the Company, IDP and Designated Shareholders, there are no circumstances that may prevent or interfere with the Company's or IDP's compliance with any Environmental Law in the future. To the best knowledge of the Company, IDP and the Designated Shareholders, no current or prior owner of any property leased or controlled by the Company or IDP have received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or IDP are not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company and IDP pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and IDP and identifies any material claims made thereunder, and the Company and IDP have delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since October 1, 1997, neither the Company nor IDP received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since October 1, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or IDP; (b) no Related Party is, or has at any time since October 1, 1997 been, indebted to the Company or IDP; (c) since October 1, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company or IDP;
(d) no Related Party is competing, or has at any time since October 1, 1997 competed, directly or indirectly, with the Company or IDP; and (e) no Related Party has any claim or right against the Company or IDP (other than rights under company Options and rights to receive compensation for services performed as an employee of the Company or IDP). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since October 1, 1997 been, an officer of the Company or IDP; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company and IDP) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.19 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best knowledge of the Company, IDP and the Designated Shareholders) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Acquired Company or any of the assets owned or used by the Company, IDP or any Person whose liability the Company or IDP has or may have retained or assumed, either contractually or by operation of law; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of the Company, IDP and the Designated Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no material Legal Proceeding has ever been commenced by or has ever been pending against the Company or IDP.

         (c) There is no order, writ, injunction, judgment or decree to which the Company, IDP or any of the assets owned or used by the Company or IDP are subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's or IDP's business or to any of the assets owned or used by the Company or IDP. To the best of the knowledge of the Company, IDP and the Designated Shareholders, no officer or other employee of the Company or IDP is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's or IDP's business.

         2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors and shareholders. All shareholders of the Company have voted to approve the Merger and no shareholder has any dissenters or appraisal rights under the Colorado Business Corporations Act. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor

(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a)contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders or members, the Company's board of directors or any committee of the Company's board of directors;

         (b)to the best knowledge of the Company, IDP and the Designated Shareholders, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or IDP, or any of the assets owned or used by the Company or IDP, is subject;

         (c)contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or IDP or that otherwise relates to the Company's or IDP's business or to any of the assets owned or used by the Company of IDP that would result in a Material Adverse Effect;

         (d)contravene, conflict with or result in a material violation or material breach of, or result in a material default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

         (e)result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or IDP (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company or IDP).

     Except as set forth in Part 2.21 of the Disclosure Schedule, the Company and IDP are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement other than the filing of a Certificate of Merger with the Secretary of State of Delaware and Secretary of State of Colorado.

         2.22 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or intentionally misleading with respect to any material fact, or (ii) omit to state any material fact necessary to be stated in order to make the statements contained herein (in the light of the circumstances under which such statements are made) not false or intentionally misleading.

         2.23 INVESTMENT REPRESENTATIONS.

         (a) Each Designated Shareholder has received and reviewed the accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents");

         (b) Each Designated Shareholder is aware (i) that the Parent Common Stock to be received by such Designated Shareholder in connection with the Merger is being issued under an exemption from the registration requirements of the Securities Act, (ii) that such Designated Shareholder is not being provided with any offering literature or prospectus other than the documents referred to in Section 2.23(a), and (iii) that the Merger has not been approved or reviewed by the SEC or by any administrative agency charged with the administration of the securities laws of any state;

         (c) Each Designated Shareholder (i) is aware that because the issuance of the shares of Parent Common Stock to be received by such Designated Shareholder in connection with the Merger have not been registered under the Securities Act, such shares must be held indefinitely unless their resale or other disposition is registered under the Securities Act or is exempt from the registration requirements of the Securities Act, (ii) is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in certain exempt transactions, subject to the satisfaction of certain conditions (including the existence of a public market for the shares, the availability of certain public information about the issuer, the resale occurring not less than one year after the issuance of the shares, the resale being effected through a "brokers transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale satisfies the requirements of Rule 144(k)). Immediately following the Effective Date Chanin Technology Investments, L.L.C. will transfer no more than 30,000 shares of the Parent Stock in payment of a creditor; and Parent agrees to cooperate in such transfer. Such shares shall be transferred to Paul Chanin.

         (d) Each Designated Shareholder realizes that, in the absence of the availability of Rule 144 under the Securities Act of any other exemption from the registration requirements of the Securities Act, any disposition by such Designated Shareholder of shares of Parent Common Stock received by such Designated Shareholder may require registration under the Securities Act, and that Parent is not under any obligation to take any action to register any of such shares of Parent Common Stock;

         (e) Each Designated Shareholder has such knowledge and experience in financial and business matters that such Designated Shareholder is capable of evaluating the merits and risks of the Merger;

         (f) Each Designated Shareholder is acquiring the Parent Common Stock that such Designated Shareholder is to receive in connection with the Merger for investment and for such Designated Shareholder's own account and not with a view to, or for resale in connection with any unregistered distribution thereof; and such Designated Shareholder has no present intention to sell, convey, dispose of or otherwise distribute any interest in or risk related to the Parent Common Stock that such Designated Shareholder is to receive in connection with the Merger;

         (g) Each Designated Shareholder has fully considered the risks of an investment in Parent Common Stock, and understands that (i) such an investment is suitable only for an investor who is able to bear the economic consequences of losing the entire investment, (ii) such an investment is a speculative investment which involves a high degree of risk of loss by such Designated Shareholder, and (iii) there are substantial restrictions on the transferability of the Parent Common Stock to be received by him or her, and it may not be possible for such Designated Shareholder to liquidate his investment in the case of emergency;

         (h) Each Designated Shareholder is able (i) to bear the economic risk of his or her investment in Parent Common Stock, (ii) to hold the Parent Common Stock to be received by such Designated Shareholder for a substantial period of time, and (iii) to afford a complete loss of such Designated Shareholder's investment in Parent Common Stock;

         (i) Each Designated Shareholder confirms that such Designated Shareholder's representatives have been given the opportunity to ask questions of, and to receive answers from the Acquired Company and Parent concerning the terms and provisions of the Merger and the business and prospects of the Acquired Company and Parent, and to obtain any additional information necessary to verify the accuracy of the information set forth in the documents referred to in Section 2.23(a);

         (j) Each Designated Shareholder understands and intends that the representations and warranties being made by such Designated Shareholder in this
Section 2.23 may be relied upon in determining such Designated Shareholder's suitability as an investor in Parent Common Stock, and (ii) shall survive such Designated Shareholder's receipt of the shares of Parent Common Stock to be received by such Designated Shareholder; and

         (k) Each Designated Shareholder understands that the certificates representing the Parent Common Stock to be received by such Designated Shareholder may bear a legend setting forth the restrictions described in this
Section 2.23.

         2.24 REGISTRATION RIGHTS. To the extent David Schwartz is given any registration rights to shares of Parent owned by him that are currently not registered, the Designated Shareholders shall receive the same such registration rights on the same terms and at the same time as David Schwartz.

3.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to the Company and the Designated Shareholders as follows:

         3.1 CAPITALIZATION, ETC.

         (a) The authorized capital stock of the Parent consists of: 50,000,000 shares of Common Stock ($.01 par value), of which 38,694,081 shares had been issued and were outstanding as of May 20, 1999 and 5,000,000 shares of Preferred Stock ($.01 par value), of which 4,000 shares have been issued and are outstanding as of the date of this Agreement; and all of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

         (b) Except as set forth in Parent SEC document, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Parent; (iii) Contract under which the Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Parent; or (iv) to the best of the knowledge of the Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Parent.


         (c) To the best knowledge of the Parent, all outstanding shares of Parent Common Stock and Parent Preferred Stock, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         3.2 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has delivered to the Company accurate and complete copies of the "Parent SEC Documents". As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent has timely filed all required forms, reports, statements and documents with the SEC since December 31, 1997, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Parent is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14, or 15(d) of the Exchange Act since January 1, 1998.

         (b) The consolidated  financial  statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

         3.3 LIABILITIES. Except as set forth in Parent SEC documents, Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (which are not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due).

         3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of

Parent Common Stock in the Merger in accordance with this Agreement, which upon issuance such stock, including the Escrow Shares, shall be validly issued, fully paid, nonassessable Parent Common stock free of all Encumbrances) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.5 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Parent's articles of incorporation or bylaws, or (ii) any resolution adopted by the Parent's shareholders, the Parent's board of directors or any committee of the Parent's board of directors;

         (b) to the best knowledge of the Parent, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any of the assets owned or used by Parent, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Parent or that otherwise relates to the Parent's business or to any of the assets owned or used by the Parent;

         (d) contravene, conflict with or result in a material violation or material breach of, or result in a material default under, any provision of any Parent Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, (ii) accelerate the maturity or performance of any such Parent Contract, or (iii) cancel, terminate or modify any such Parent Contract; or

         (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

     Except for documents required to be filed with the SEC, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement other than the filing of a Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of Colorado.

         3.6 FULL DISCLOSURE.

         This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or intentionally misleading with respect to any material fact, or (ii) omit to state any material fact necessary to be stated in order to make the statements contained herein (in the light of the circumstances under which such statements are made) not false or intentionally misleading.

         3.7 ORGANIZATION. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its subsidiaries, including Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate result in a Parent Material Adverse Effect. Parent has heretofore delivered to the Company accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of Parent and Merger Sub.

         3.8 NO DEFAULT ON PAYMENT CONTRACT.

         (a) Parent has not materially violated or breached, or committed any material default under, any Parent Contract, and, to the best knowledge of Parent, no other Person hasmaterially violated or materially breached, or committed any material default under, any Parent Contract;

         (b) to the best knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Contract;

         (d) Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Contract that has not been waived or corrected and is continuing; and

         (d)Parent has not waived any of its material rights under any Material Contract.

         3.9 LITIGATION.

         (a) Except as disclosed in Parent SEC Documents, there is no pending Legal Proceeding, and (to the best knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or Parent subsidiaries or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, except as disclosed in Parent SEC Documents, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as disclosed in Parent SEC Documents, no material Legal Proceeding has ever been commenced by or has ever been pending against Parent.

         (c) There is no order, writ, injunction, judgment or decree to which Parent or any of the assets owned or used by Parent are subject. To the best knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

         3.10 COMPLIANCE WITH APPLICABLE LAW. To the best knowledge of Parent, the businesses of Parent and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Body, except for violations which or in the aggregate do not and would not result in a Parent Material Adverse Effect.

4. CERTAIN COVENANTS OF THE ACQUIRED COMPANY, MR CHANIN AND THE DESIGNATED SHAREHOLDERS


         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company and IDP shall, and shall cause their Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's and IDP's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and IDP; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company and IDP, and with such additional financial, operating and other data and information regarding the Company and IDP, as Parent may reasonably request.

4.2      OPERATION OF THE ACQUIRED  COMPANY'S  BUSINESS. DURING THE PRE-CLOSING
         PERIOD:

         (a) the Company and IDP shall conduct their business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

         (b) the Company and IDP shall use reasonable efforts to preserve intact their current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company and/or IDP;

         (c) the Company and IDP shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

         (d) the Company and IDP shall cause their officers to report regularly (but in no event not less frequently than weekly) to Parent concerning the status of the Company's and IDP's business;

         (e) the Company and IDP shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

         (f) the Company and IDP shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (g) the Company shall not form any subsidiary or acquire any additional equity interest or other interest in any other Entity;

         (h) neither the Company, IDP, Mr. Chanin nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (i) the Company and IDP shall not make any capital expenditure,
except  for  capital   expenditures  that,  when  added  to  all  other  capital
expenditures made on behalf of the Company or IDP during the Pre-Closing Period, do not exceed $10,000 per month;

         (j) the Company and IDP shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

         (k) the Company and IDP shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company or IDP pursuant to Contracts that are not Material Contracts;

         (l) the Company and IDP shall not (i) lend money to any Person (except that the Company and IDP may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company and IDP may make routine borrowings in the ordinary course of business under its line of credit with Vectra Bank Colorado -- Snowmass Village Branch);

         (m) except as set forth in Exhibit D, the Company and IDP shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $30,000;

         (n) the Company and IDP shall not change any of its methods of accounting or accounting practices in any material respect, except as directed by Parent;

         (o) the Company and IDP shall not commence or settle any material Legal Proceeding;

         (p) the Company and IDP shall not agree or commit to take any of the actions described in clauses "(e)" through "(p)" above.

         Notwithstanding the foregoing, the Company and IDP may take any action described in clauses "(e)" through "(m)" above if Parent gives its prior written consent to the taking of such action by the Company or IDP, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company or IDP).

         4.3 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

         (a) During the Pre-Closing Period, the Company and/or IDP shall promptly notify Parent in writing of:

              (i) the discovery by the Company or IDP of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company, IDP or any of the Designated Shareholders in this Agreement;

              (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company, IDP or any of the Designated Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii) any breach of any covenant or obligation of the Company, IDP or any of the Designated Shareholders; and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

         (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change.

         4.4 No NEGOTIATION. During the Pre-Closing Period, neither the Company, IDP nor any of the Designated Shareholders shall, directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

         The Company and/or IDP shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company, IDP, Mr. Chanin or any of the Designated Shareholders during the Pre-Closing Period.

5.       ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period

         5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Acquired Company nor any of the Designated Shareholders shall (and the Acquired Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent and Merger Sub will obtain the Company's consent prior to issuing any press release or making any public statement regarding the Merger.

         5.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company, Mr. Chanin and the Designated Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.4 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each Designated Shareholder identified on Exhibit E and Mr. Chanin shall execute and deliver to the Company and Parent an Employment and Noncompetition Agreement in the form of Exhibit F. The Company shall use all commercially reasonable efforts to cause each of the other individuals identified on Exhibit E to execute and deliver to the Company and Parent, at the Closing, an Employment and Noncompetition Agreement in the form of Exhibit F.

         5.5 [RESERVED.]

         5.6 RICHARD GARDELLA SETTLEMENT AGREEMENT. At or prior to the Closing, the Company shall deliver to Parent, in form and content reasonably satisfactory to Parent, a settlement agreement among the Company, IDP, the Parent and Richard Gardella terminating all and any rights or claims against IDP with respect to royalty payments owed or to be owed under that certain Development Agreement between IDP and Richard Gardella dated October 27, 1997 (the "Gardella Settlement Agreement").

         5.7 TRADE PAYABLES. The Company and/or IDP shall ensure that the trade payables as of the Closing Date are paid in full either prior to or concurrently with the Closing. Parent and Merger Sub acknowledge that all trade payables received after June 23, 1999 are the obligation of the Merger Sub.

         5.8 NOTIFICATION BY PARENT.

         (a) During the Pre-Closing Period, the Parent shall promptly notify the company and IDP in writing of:

              (i) the discovery by the Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

              (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii) any breach of any covenant or obligation of Parent; and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

                  The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company, IDP and the Designated Shareholders and Mr. Chanin in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company, IDP, Mr. Chanin and the Designated Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect other than the Certificates of Merger to be filed to effect the Merger.

         6.4 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a) Employment and Noncompetition Agreements in the form of Exhibit F, executed by the individuals identified on Exhibit E;

         (b) [RESERVED]

         (c) a legal opinion of Sugar Friedberg & Felsenthal dated as of the Closing Date, in respect of the Company and in the form of Exhibit I;

         (d) certified copies of resolutions duly adopted by the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement;

         (e) a certificate executed by the Designated Shareholders and Mr. Chanin and containing the representation and warranty of each Designated Shareholder and Mr. Chanin that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2 and
6.3  have  been  duly   satisfied   (the   "Designated   Shareholders'   Closing
Certificate");

         (f) Escrow Agreement, in the form of Exhibit J;

         (g) the agreement referred to in Section 5.6, executed by Parent, IDP and Richard Gardella;

         (h) the statement of Trade Payables referred to in Section 5.7;

         (i) the executed stock powers in blank referred to in Section 1.5(c)(iii); and

         (j)an irrevocable letter of credit in the amount of $200,000 made by Silicon Valley Bank primary banking institution of the Parent, in favor of Chanin Technology Investments, L.L.C.

         6.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.6 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.7 EMPLOYEES. No more than one of the individuals identified on Exhibit E shall have ceased to be employed by, or expressed an intention to terminate their employment with IDP.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 DOCUMENTS. The Company and the Designated Shareholders shall have received the following documents:

         (a) Escrow Agreement, in the form of Exhibit J;

         (b) Employment and Noncompetition Agreements in the form of Exhibit F, executed by the Company and the individuals identified on Exhibit E;

         (c) Certified copies of resolutions duly adopted by Parent and Merger Sub approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement;

         (d) A certificate executed by the Parent and the Merger Sub and containing the representation and warranty of each of Parent and the Merger Sub that each of the representations and warranties set forth in Section 3 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied (the "Parent's Closing Certificate"); and

         (e) a legal opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC dated as of the Closing Date, in respect of the Parent and in the form of Exhibit L.

         7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         7.5 CONSULTING AGREEMENT. The fee owed by the Designated Shareholders to World Capital Funding, L.L.C. ("WCF") under that certain Consulting Agreement dated March 8, 1999 between IDP and WCF shall be satisfied at Closing by the issuance of 37,000 shares of Parent Common Stock, and issuance of ten percent of the aggregate number of Escrow Shares to be delivered to Designated Shareholders.

         7.6 SETTLEMENT AGREEMENT. 2,000 shares of Parent Common Stock shall be issued by Parent to Richard Gardella in full and final settlement of all amounts due to him by the Company under the Gardella Settlement Agreement.

         7.7 PAYMENT OF PROFESSIONAL FEES AND CERTAIN OTHER OBLIGATIONS. A fee of $4,500 for professional services rendered shall be paid to Reese Henry & Company, Inc., accountants to the Company and IDP. Legal fees in the amount of $35,005 shall be paid to Sugar, Friedberg & Felsenthal. Mr. Chanin shall be repaid $15,000 loaned to the Company. Amounts for Payroll ($7,750), Payroll taxes ($3,405), 2nd Quarter tax ($525) shall be payable to IDP. All the preceding fees and/or obligations shall reduce the Cash Consideration and be deducted from the first installment of such Cash Consideration and shall be paid at Closing. In addition, Parent and Merger Sub acknowledge that all amounts of cash or checks deposited as of June 23, 1999 may be used to pay operating expenses and fees of IDP and/or the Company, including without limitation, attorneys' fees (whether paid before or after the Closing Date) and that as of June 23, 1999, neither IDP nor the Company will have any cash on hand.

8.       TERMINATION

         8.1 TERMINATION  EVENTS.  This Agreement may be terminated prior to the
Closing:

        (a)  by  Parent  if  Parent  reasonably   determines  that  the  timely
satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

         (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Shareholders or Mr. Chanin to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

         (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

         (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

         (e) by Parent if the Closing has not taken place on or before July 7, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

         (f) by the Company if the Closing has not taken place on or before July 7, 1999 (other than as a result of the failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or


         (g) by the mutual consent of Parent and the Company.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         8.3 EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.3 and 10.

9.       Indemnification, Etc.

         9.1 SURVIVAL OF REPRESENTATIONS, ETC.

         (a) The representations and warranties made by the Designated Shareholders and Mr. Chanin (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate of the Designated Shareholders' and Mr. Chanin) shall survive the Closing and except for Section 2.3, shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Designated Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Designated Shareholders and Mr. Chanin (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties set forth in Section 2.3 shall survive indefinitely. All representations and warranties made by Parent and Merger Sub, except for those representations and warranties set forth in Section 3.1 and 3.4, shall terminate and expire on the first anniversary of the Closing Date. The representations and warranties contained in Section 3.1 and 3.4 shall survive indefinitely.

         (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company, Mr. Chanin and the Designated Shareholders in this Agreement.

         9.2 INDEMNIFICATION BY DESIGNATED SHAREHOLDERS. For a period of one year from and after the Effective Time (but subject to Section 9.1(a)), the Designated Shareholders severally shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Closing Certificate of the Designated Shareholders; (ii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders(including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9). Notwithstanding the foregoing, any obligation on the part of the Designated Shareholders that arises under this Section 9.2 that concerns or relates to Section 2.3 of this Agreement to indemnify the Indemnitees, shall survive indefinitely. Furthermore, Mr. Chanin, individually, shall not be required to indemnify any Indemnitee for any Damages suffered or incurred by any of the Indemnitees which arise from or as a result of, or are directly or indirectly connected with this Agreement, including without limitation the type of inaccuracy or breach identified in clauses (i) and (ii) above or the type of Legal Proceeding set forth in clause
(iii) above.

         9.3 THRESHOLD; CEILING.

         (a) The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2 for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate. If the total amount of such Damages exceeds $50,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the full amount of such Damages that exceed $50,000.

         (b)The maximum liability of each Designated Shareholder under Section 9.2(a) for breaches of the representations and warranties set forth in Section 2 shall be equal to the dollar amount set forth opposite the name of such Designated Shareholder on Exhibit A.

         9.4 SATISFACTION OF INDEMNIFICATION CLAIM AND SETOFF.

         (a) Except for any liability relating to Section 2.3, in the event any Designated Shareholder shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 9, such liability may be satisfied by the delivery to such Indemnitee of the number of shares of Escrow Shares determined by dividing (a) the aggregate dollar amount of such liability by (b) the Designated Stock Price and as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied).

         (b) Notwithstanding anything contained herein to the contrary, in no event shall the second installment of $200,000, or the letter of credit securing such installment, be subject to any offset or any claims of any kind whether arising pursuant to this Agreement or otherwise.

         9.5 NO CONTRIBUTION. Each Designated Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.

         9.6 INTEREST. Any Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Designated Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a fixed rate equal to six percent (6%).

         9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any third party of any claim or Legal Proceeding (whether against the Surviving Corporation or Parent) with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, and if a conflict of interest exists between Parent and the Designated Shareholders or Mr. Chanin, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

         (a) each Designated Shareholder and Mr. Chanin shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

         (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

         Parent shall give the Designated Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Designated Shareholders' Agent shall not limit any of the obligations of the Designated Shareholders and Mr. Chanin under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.8 INDEMNIFICATION OF CERTAIN GUARANTORS. The Company and/or IDP have entered into certain computer equipment lease agreements which have been guaranteed by certain employees of the Company or IDP. To the extent any employee of the Company or IDP is required to make a payment as guarantor on any of these leases, Parent shall indemnify such employee for all personal liability incurred. Payment of such indemnity shall be made within ten days of notice provided in accordance with Section 10.5.

10.      MISCELLANEOUS PROVISIONS


         10.1 DESIGNATED SHAREHOLDERS' AGENT. The Designated Shareholders hereby irrevocably appoint Steven H. Chanin as their agent for purposes of Section 9 (the "Designated Shareholders' Agent"), and Steven H. Chanin hereby accepts his appointment as the Designated Shareholders' Agent. Parent shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Shareholder by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Designated Shareholder by the Designated Shareholders' Agent, as fully binding upon such Designated Shareholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Shareholders, then Sheryl Carr shall serve as the successor agent. If Ms. Carr shall, die, become disabled or otherwise be unable to fulfill her responsibilities as a successor agent, then the Designated Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor (including Ms. Carr) shall become the "Designated Shareholders' Agent" for purposes of Section 9 and this Section
10.1. If for any reason there is no Designated Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the Designated Shareholders.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger.

       10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (either by hand, by registered mail, by courier or express or delivery service) to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:
                  ImaginOn, Inc.
                  1313 Laurel Street, Suite 1
                  San Carlos, CA  94070
                  Attn: David M. Schwartz

                  with a copy to:

                  Friedlob Sanderson Raskin Paulson & Tourtillott, LLC 1400 Glenarm Place, Suite 300
                  Denver, CO   80202
                  Attn: Gerald Raskin


                  IF TO THE COMPANY:

                  Imagine Digital Productions I, Inc.
                  408 Aspen Airport Business Center
                  Suite 204
                  Aspen, CO  81611

                  with a copy to Parent and:

                  Steven A. Felsenthal
                  Sugar, Friedberg & Felsenthal
                  30 N. LaSalle Street
                  Suite 2600
                  Chicago, IL  60602

                  IF TO ANY OF THE DESIGNATED SHAREHOLDERS:

                  Steven H. Chanin
                  Imagine Digital Productions
                  408 Aspen Airport Business Center
                  Suite 204
                  Aspen, CO  81611

                  with a copy to Parent and:

                  Steven A. Felsenthal
                  Sugar, Friedberg & Felsenthal
                  30 N. LaSalle Street
                  Suite 2600
                  Chicago, IL  60602

         10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each Designated Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of the Company or Parent.

         10.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.9   COUNTERPARTS.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.10 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws). All actions or proceedings arising directly, indirectly or otherwise in connection with, related to or from the Agreement shall be litigated only in federal and state courts located in Colorado. Each of the parties hereto (i) consents and submits to the in personam jurisdiction of any state or federal court located within the State of Colorado and (ii) waives any right to transfer or change the venue of litigation brought by or against a party hereto.

         10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); Parent; Merger Sub; and the respective successors and assigns (if any) of the foregoing. Prior to payment of the second installment of the Cash Consideration in full, no Party to this Agreement shall be entitled to assign any obligation granted under this Agreement.

         10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Subject to the limitations set forth in Section 9.3, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

         10.13 WAIVER.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.16 PARTIES IN INTEREST. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the non-disclosure letter executed on behalf of Parent on and the Company on March 11, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

         10.18 CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         10.19 TRUSTEE LIABILITY. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually, but solely as trustee in the exercise and under the power and authority conferred upon and vested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability of any party which is a trust to the other parties hereto or to any third person shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.

         The parties hereto have caused this Agreement to be executed and delivered as of June 23, 1999.

                                       IMAGINON, INC.,
                                         a Delaware corporation

                                       By: /S/ DAVID M SCHWARTZ
                                           ---------------------------------
                                           Name: DAVID M. SCHWARTZ
                                           Title: PRESIDENT

                                       IMAGINON DIGITAL PRODUCTIONS, INC.
                                        a Delaware corporation

                                       By: /S/ DAVID M SCHWARTZ
                                           ---------------------------------
                                           Name: DAVID M. SCHWARTZ
                                           Title: PRESIDENT


                                       IMAGINE DIGITAL PRODUCTIONS I, INC.,
                                        a Colorado corporation

                                       By: /S/ STEVEN H. CHANIN
                                           ---------------------------------
                                           Name: STEVEN H. CHANIN
                                           Title: PRESIDENT

                                       STEVEN H. CHANIN

                                       By: /S/ STEVEN H. CHANIN
                                           ---------------------------------

                                       CHANIN TECHNOLOGY INVESTMENTS, L.L.C.

                                       By: /S/ STEVEN H. CHANIN
                                           ---------------------------------
                                           Name: STEVEN H. CHANIN
                                           Title: MEMBER


                                           WILLIAM CARR

                                           /S/ WILLIAM CARR
                                           ---------------------------------

                                          SHERYL CARR

                                           /S/ SHERYL CARR
                                           ---------------------------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:

                                 IMAGINON, INC.,
                             a Delaware corporation;

                       IMAGINON DIGITAL PRODUCTIONS, INC.
                             a Delaware corporation;

                      IMAGINE DIGITAL PRODUCTIONS I, INC.,
                             a Colorado corporation;

                                       and

           CERTAIN SHAREHOLDERS OF IMAGINE DIGITAL PRODUCTIONS I, INC.

                           ---------------------------
                            Dated as of June 23, 1999
                           ---------------------------





                                       -2-
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EXHIBITS
Exhibit A -       Designated Shareholders

Exhibit B -       Certain definitions

Exhibit C -       Directors and officers of Surviving Corporation

Exhibit D -       [Reserved]

Exhibit E -       Persons to sign Employment and Noncompetition Agreements

Exhibit F -       Form of Employment and Noncompetition Agreement

Exhibit G -       [Reserved]

Exhibit H -       [Reserved]

Exhibit I -       Form of legal opinion of Sugar, Friedberg & Felsenthal

Exhibit J -       Form of Escrow Agreement

Exhibit K -       Projected Operating Profit

Exhibit L -       Form of legal opinion of Friedlob Sanderson Raskin Paulson
                  & Tourtillott, LLC

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                                TABLE OF CONTENTS


SECTION 1. Description of Transaction .......................................-1-
         1.1      Merger of the Company into Merger Sub......................-1-
         1.2      Effect of the Merger.......................................-1-
         1.3      Closing; Effective Time....................................-2-
         1.4      Bylaws; Directors and Officers.............................-2-
         1.5      Conversion of Shares and Merger Consideration..............-2-
         1.6      Closing of the Company's Transfer Books....................-5-
         1.7      Exchange of Certificates...................................-5-
         1.8      Tax Consequences...........................................-5-
         1.9      Accounting Treatment.......................................-5-
         1.10     Further Action.............................................-6-

SECTION 2.        Representations and Warranties of the Acquired
                  Companies, Mr. Chanin and the Designated Shareholders......-6-
         2.1      Due Organization; No Subsidiaries; Etc.....................-6-
         2.2      Articles of Incorporation and Bylaws; Other Formation
                  Documents; Records.........................................-7-
         2.3      Capitalization, Etc........................................-7-
         2.4      Financial Statements.......................................-8-
         2.5      Absence of Changes.........................................-9-
         2.6      Title to Assets...........................................-10-
         2.7      Bank Accounts; Receivables................................-11-
         2.8      Equipment; Leasehold......................................-11-
         2.9      Proprietary Assets........................................-11-
         2.10     Contracts.................................................-13-
         2.11     Liabilities...............................................-15-
         2.12     Compliance with Legal Requirements........................-15-
         2.13     Governmental Authorizations...............................-16-
         2.14     Tax Matters...............................................-16-
         2.15     Employee and Labor Matters; Benefit Plans.................-17-
         2.16     Environmental Matters.....................................-19-
         2.17     Insurance.................................................-20-

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         2.18     Related Party Transactions................................-20-
         2.19     Legal Proceedings; Orders.................................-21-
         2.20     Authority; Binding Nature of Agreement....................-21-
         2.21     Non-Contravention; Consents...............................-21-
         2.22     Full Disclosure...........................................-22-
         2.23     Investment Representations................................-22-

SECTION 3. Representations and Warranties of Parent and Merger Sub..........-24-
         3.1      Capitalization, Etc.......................................-24-
         3.2      SEC Filings; Financial Statements.........................-25-
         3.3      Liabilities...............................................-25-
         3.4      Authority; Binding Nature of Agreement....................-25-
         3.5      Non-Contravention; Consents...............................-26-
         3.6      Full Disclosure...........................................-26-
         3.7      Organization..............................................-27-
         3.8      No Default on Payment Contract............................-27-
         3.9      Litigation................................................-27-
         3.10     Compliance with Applicable Law............................-28-

SECTION 4. Certain Covenants of the Acquired Company, Mr. Chanin and
           the Designated Shareholders......................................-28-
         4.1      Access and Investigation..................................-28-
         4.2      Operation of the Acquired Company's Business..............-28-
         4.3      Notification; Updates to Disclosure Schedule..............-30-
         4.4      No Negotiation............................................-30-

SECTION 5. Additional Covenants of the Parties..............................-31-
         5.1      Filings and Consents......................................-31-
         5.2      Public Announcements......................................-31-
         5.3      Best Efforts..............................................-31-
         5.4      Employment and Noncompetition Agreements..................-31-
         5.5      ..........................................................-31-
         5.6      Richard Gardella Settlement Agreement.....................-32-
         5.7      Trade Payables............................................-32-

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         5.8      Notification by Parent....................................-32-

SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub.....-32-
         6.1      Accuracy of Representations...............................-32-
         6.2      Performance of Covenants..................................-33-
         6.3      Consents..................................................-33-
         6.4      Agreements and Documents..................................-33-
         6.5      No Restraints.............................................-33-
         6.6      No Legal Proceedings......................................-34-
         6.7      Employees.................................................-34-

SECTION 7. Conditions Precedent to Obligations of the Company...............-34-
         7.1      Accuracy of Representations...............................-34-
         7.2      Performance of Covenants..................................-34-
         7.3      Documents.................................................-34-
         7.4      No Restraints.............................................-35-
         7.5      Consulting Agreement......................................-35-
         7.6      Settlement Agreement......................................-35-
         7.7      Payment of Professional Fees and Certain Other
                  Obligations...............................................-35-

SECTION 8. Termination......................................................-35-
         8.1      Termination Events........................................-35-
         8.2      Termination Procedures....................................-36-
         8.3      Effect of Termination.....................................-36-

SECTION 9. Indemnification, Etc.............................................-36-
         9.1      Survival of Representations, Etc..........................-36-
         9.2      Indemnification by Designated Shareholders.  .............-37-
         9.3      Threshold; Ceiling........................................-37-
         9.4      Satisfaction of Indemnification Claim and Setoff.  .......-37-
         9.5      No Contribution...........................................-38-
         9.6      Interest..................................................-38-
         9.7      Defense of Third Party Claims.............................-38-

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         9.8      Indemnification of Certain Guarantors.....................-39-

SECTION 10. Miscellaneous Provisions........................................-39-
         10.1     Designated Shareholders' Agent............................-39-
         10.2     Further Assurances........................................-39-
         10.3     Fees and Expenses.........................................-39-
         10.4     Attorneys' Fees...........................................-40-
         10.5     Notices...................................................-40-
         10.6     Confidentiality...........................................-41-
         10.7     Time of the Essence.......................................-41-
         10.8     Headings..................................................-41-
         10.9     Counterparts..............................................-41-
         10.10    Governing Law; Venue......................................-41-
         10.11    Successors and Assigns....................................-41-
         10.12    Remedies Cumulative; Specific Performance.................-42-
         10.13    Waiver....................................................-42-
         10.14    Amendments................................................-42-
         10.15    Severability..............................................-42-
         10.16    Parties in Interest.......................................-42-
         10.17    Entire Agreement..........................................-42-
         10.18    Construction..............................................-43-
         10.19    Trustee Liability.........................................-43-

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